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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of 8,139,778 shares of its common stock and to the inclusion therein of our report dated October 21, 1997 with respect to the consolidated financial statements of Dreco Energy Services Ltd. for the twelve months ended November 30, 1996.


                                    /s/ Coopers & Lybrand
                                    COOPERS & LYBRAND
                                    Chartered Accountants


Edmonton, Alberta
November 24, 1999